EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-197389) and the Registration Statements on Forms S-8 (Nos. 333-102654, 333-156100 and 333-168290)  of our reports dated April 14, 2015, relating to our audit of the consolidated financial statements included in and incorporated by reference in the Annual Report on Form 10-K of Escalera Resources Co. for  the year ended December 31, 2014.

Hein & Associates LLP

Denver, Colorado

April 14, 2015